                                                                EXHIBIT 23(d)


                          CONSENT OF INDEPENDENT ACCOUNTS

We consent to the incorporation by reference in the registration statement of Peoples Bancorp Inc. on Form S-4 of our report dated January 26, 1995, on our audit of the consolidated financial statements of Peoples Bancorp Inc. for the year ended December 31, 1994, incorporated by reference in Peoples Bancorp Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

                                           COOPERS & LYBRAND L.L.P.

Columbus, Ohio
September 30, 1997